EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

     In connection with the Quarterly Report on Form 10-Q of WNC California Housing Tax Credits II, L.P. (the "Partnership") for the quarter ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C., section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2003, I, Wilfred N. Cooper, Jr., President and Chief Executive Officer of WNC & Associates, Inc., general partner of the Partnership, hereby certify that:

          1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except to the extent that such provisions require the filing of an opinion of registiered public accountants to accompany the Partnership's annual financial statements; and

          2.   The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Partnership.




/s/WILFRED N. COOPER, JR.
-------------------------
Wilfred N. Cooper, Jr.
President and Chief Executive Officer of WNC & Associates, Inc.
December 29, 2005